 Exhibit 10.15

BB&T CORPORATION

NON-QUALIFIED DEFERRED COMPENSATION TRUST

AMENDED AND RESTATED

EFFECTIVE JANUARY 1, 2012

BB&T CORPORATION

NON-QUALIFIED DEFERRED COMPENSATION TRUST

TABLE OF CONTENTS

Page No.

Section 1. Establishment of Trust:	2
1.1 Trust	2
1.2 Description of Trust	3
1.3 Copies of the Plans	3
1.4 Trust Irrevocable	3
1.5 Acceptance	3
Section 2. Claims of Company’s Creditors:	4
2.1 No Security Interest	4
2.2 Suspension of Payments	4
2.3 Resumption of Payments	4
2.4 Notice of Insolvency	5
2.5 Insolvency	5
2.6 Repayment of Amounts Paid to Creditors	6
Section 3. Powers of Trustee:	6
3.1 Investment of the Trust Fund:	6
3.2 Powers of Trustee	7
3.3 Prudent Person Rule	8
3.4 Restrictions on Powers	8
Section 4. Trust Obligation To Pay Benefits Under the Plans; Accounts:	9
4.1 Obligation of Trustee	9
4.2 Participant Accounts	9
4.3 Unallocated Account	9
4.4 Expense Account	9
Section 5. Contributions:	10
5.1 Contributions	10
5.2 Allocation of Contributions	12
5.3 Expense Account	12
Section 6. Adjustment of Accounts; Payments by the Trustee:	12
6.1 Adjustment of Fixed Rate Accounts	12
6.2 Adjustment of Company Stock Accounts	17
6.3 Adjustment of Investment Fund Accounts	18
6.4 Adjustment of Unallocated Account	18
6.5 Trust Income, Gains and Losses	20
6.6 Payment of Benefits	20

6.7 Company Obligation	21
6.8 Transfer of Overfunded Assets to the Company	21
6.9 Valuation of Accounts	22
6.10 Withholding Taxes; Employment Taxes	22
Section 7. Taxes, Expenses and Compensation:	22
7.1 Taxes	22
7.2 Expenses and Compensation	23
Section 8. Administration and Records:	23
8.1 Records	23
8.2 Settlement of Accounts	23
8.3 Audit	24
8.4 Judicial Settlement	24
8.5 Delivery of Records to Successor	25
8.6 Tax Filings	25
Section 9. Removal or Resignation of the Trustee and Designation of Successor Trustee:	25
9.1 Removal	25
9.2 Resignation	25
9.3 Successor Trustee	25
Section 10. Enforcement of Trust Agreement and Legal Proceedings:	26
Section 11. Termination:	26
Section 12. Amendment:	27
12.1 Consent Required	27
12.2 Other Limitations on Amendment	27
12.3 Compliance with ERISA and the Code	27
Section 13. Indemnification of Trustee:	27
Section 14. Employer-Parties:	28
14.1 References to Company	28
14.2 Insolvency	28
14.3 Liability for Contributions	28
14.4 Allocation of Reversion	29
Section 15. Miscellaneous:	29
15.1 Nonalienation	29
15.2 Communications	29
15.3 Authority to Act	29
15.4 Authenticity of Instruments	30
15.5 Binding Effect	30
15.6 Inquiry as to Authority	30
15.7 Responsibility for Company or Compensation Committee Action	30
15.8 Grantor Trust	30
ii

15.9 Titles Not to Control	31
15.10 Severability	31
15.11 Laws of North Carolina to Govern	31
15.12 Reports	31
15.13 Counterparts	31
15.14 Sale of Assets	31
15.15 Securities Laws	32
15.16 Third-Party Beneficiaries	32
15.17 Compliance with Code Section 409A	33

iii

BB&T CORPORATION

NON-QUALIFIED DEFERRED COMPENSATION TRUST

THIS TRUST AGREEMENT amends, restates and supersedes as of January 1, 2012, the BB&T Corporation Non-Qualified Deferred Compensation Trust effective as of November 1, 2001 (and subsequently amended from time to time). This amended and restated Trust Agreement is made and entered into on the ___ day of _______________, 2012, to be effective as of January 1, 2012, by and between BB&T CORPORATION (the “Company”), and BRANCH BANKING AND TRUST COMPANY (the “Trustee”).

R E C I T A L S:

The Company has incurred and expects to continue to incur certain liabilities to or with respect to selected employees and non-employee directors of the Company pursuant to the terms of the BB&T Non-Qualified Defined Contribution Plan, the BB&T Corporation Amended and Restated Non-Employee Directors’ Deferred Compensation Plan, and the BB&T Supplemental Defined Contribution Plan for Highly Compensated Employees (referred to herein individually as the “Plan” and collectively as the “Plans”). To assist the Company in meeting its obligations under the Plans, the Company wishes to establish an irrevocable trust (the “Trust”) to hold assets of the Company as a reserve for the discharge of the Company’s liabilities under the Plans. The Trust is intended to be a grantor trust with the corpus and income of the Trust treated as assets and income of the Company for federal income tax purposes pursuant to Sections 671 through 677 of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends that the existence of the Trust will not alter the characteristics of either the BB&T Non-Qualified Defined Contribution Plan or the BB&T Supplemental Defined Contribution Plan for Highly Compensated Employees for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. In addition, the Company intends that the existence of the Trust will not be construed to provide income for tax purposes to any Participant under the Plans prior to the actual payment of benefits thereunder. The Company intends to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans.

NOW, THEREFORE, in consideration of the premises and the mutual and independent promises herein, the parties hereto covenant and agree as follows:

Section 1. Establishment of Trust:

1.1 Trust: The Company hereby establishes the Trust with the Trustee, consisting of such Qualified Assets, as defined in Section 5.1.3, as may be contributed or delivered to the Trustee from time to time. All such contributions, all investments and reinvestments made therewith or proceeds thereof, and all earnings and profits thereon, less all payments and charges as authorized herein, shall constitute the “Trust Fund.” The Trust Fund shall be held by the Trustee in trust and shall be dealt with in accordance with the provisions of this Trust Agreement. The Company shall execute any and all instruments necessary to vest the Trustee with legal title to any assets so transferred to the Trustee. The fiscal year of the Trust (the “Fiscal Year”) shall be the twelve-month period ending on each December 31. In accordance with the provisions of this Trust Agreement, amounts transferred to this Trust, as determined by the Company from time to time in its sole discretion, and the earnings thereon, shall be used by the Trustee solely in satisfaction of liabilities of the Company with respect to the Participants in the Plans and for expenses incurred in the operation of the Trust. Upon satisfaction of all liabilities of the Company with respect to all Participants and Beneficiaries

2

under the Plans, the balance, if any, remaining in the Trust shall revert to the Company, subject to the terms of the Trust. References herein to “Participants” shall include Beneficiaries of deceased Participants unless expressly stated to the contrary.

1.2 Description of Trust: The Company represents and agrees that the Trust does not fund and is not intended to fund the Plans or any other employee benefit plan or program of the Company. Subject to the provisions of Section 5.1.1, contributions by the Company to the Trust shall be in amounts determined solely by the Company.

1.3 Copies of the Plans: Upon execution of the Trust, the Company shall provide the Trustee with copies of the Plans and resolutions of the Board of Directors of the Company approving the Plans. Thereafter, any amendment to any of the Plans and resolutions of the Board of Directors of the Company approving any such amendment shall be delivered to the Trustee as soon as practicable after adoption.

1.4 Trust Irrevocable: The Trust hereby established shall be irrevocable, and except as specifically provided in Sections 2, 6.8, 6.10, 11 and 12, the Trust Fund shall be held for the exclusive purpose of providing benefits to Participants and defraying expenses of the Trust in accordance with the provisions hereof. Except as specifically provided in Sections 2, 6.8, 6.10, 11 and 12, no part of the income or corpus of the Trust Fund shall be recoverable by or for the benefit of the Company.

1.5 Acceptance: The Trustee hereby agrees and consents to serve as Trustee of the Trust and accepts the Trust on the terms and subject to the provisions set forth herein and agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under the Trust.

3

Section 2. Claims of Company’s Creditors:

2.1 No Security Interest: The parties hereto intend that the Trust Fund shall be subject to the claims of the Company’s general creditors in the event the Company becomes Insolvent or Bankrupt, as defined in Section 2.5. Accordingly, the Company shall not create a security interest in the Trust Fund in favor of the Participants in the Plans or any creditor. The Trust shall not. create any preferred claim over creditors of the Company for any Participant under the Plans. All rights of a Participant created under the Plans against the Company shall remain unsecured contractual rights of the Participant.

2.2 Suspension of Payments: Notwithstanding any provisions in the Trust to the contrary but subject to the provisions of Section 14.2, if at any time while the Trust is in existence the Company becomes Insolvent or Bankrupt, the Trustee shall, upon written notice thereof, suspend the payment of all benefits and other amounts from the Trust Fund and hold the Trust Fund for the benefit of the Company’s general creditors, and deliver the entire amount of the Trust Fund only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct to make the Trust Fund available to satisfy the claims of the Company’s general creditors. Unless the Trustee has actual knowledge of the Company’s Insolvency or Bankruptcy, the Trustee shall have no duty to inquire whether the Company is Insolvent or Bankrupt, and the Trustee shall be protected in making distributions hereunder unless and until the Trustee shall have actual knowledge of such Insolvency or Bankruptcy.

2.3 Resumption of Payments: If the Trust shall have any assets following application of Section 2.2, the Trustee shall resume all its duties and responsibilities under the Trust, including payments to the Participants under the Plans, within thirty days of the Trustee’s

4

determination that the Company is not Insolvent or Bankrupt or is no longer Insolvent or Bankrupt. In making such determination, the Trustee may retain outside experts competent to advise the Trustee as to whether the Company is in fact Insolvent or Bankrupt. The expense of retaining such outside experts shall be deemed a Trust expense within the meaning of Section 7.2. The first payment to a Participant upon such resumption shall include the aggregate amount of all payments that would have been made to the Participant in accordance with the Plans during the period of discontinuance less the aggregate amount of payments under the Plans made to the Participant directly by the Company during any period of discontinuance.

2.4 Notice of Insolvency: The Company, by its approval and execution of this Trust Agreement, represents and agrees that the Board of Directors of BB&T Corporation and the Committee under the BB&T Non-Qualified Defined Contribution Plan and the BB&T Supplemental Defined Contribution Plan for Highly Compensated Employees (the “Committee”) shall each have the fiduciary duty and responsibility on behalf of the Company’s creditors to give to the Trustee prompt written notice of any event of the Company’s Insolvency or Bankruptcy. The Trustee shall be entitled to rely thereon to the exclusion of all directions or claims to pay benefits thereafter made.

2.5 Insolvency: The Company shall be deemed to be Insolvent or Bankrupt upon the occurrence of either of the following:

(a)	The Company is unable to pay its debts as they fall due; or
(b)	The Company shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, liquidator, sequestrator or any trustee for it or a substantial part of its assets, or shall commence any case under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction (federal or state), whether now or hereafter in effect; or there shall have been filed any such petition or application, or any such case shall have been
5

commenced against it in which an order for relief is entered or which remains undismissed; or the Company by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or case or order for relief or for the appointment of a custodian, receiver or any trustee for the Company or any substantial part of any of the Company’s property, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged.

2.6 Repayment of Amounts Paid to Creditors: In the event that amounts are paid from the Trust Fund to the Company’s creditors (other than payments to Participants under the terms of the Trust), then as soon as practicable, or as soon as the Company is no longer insolvent or Bankrupt, the Company may deposit into the Trust Fund a sum equal to the amount paid from the Trust Fund to such creditors.

Section 3. Powers of Trustee:

3.1 Investment of the Trust Fund:

3.1.1 The Trustee shall hold, manage, invest and otherwise administer the Trust Fund pursuant to the terms of this Trust Agreement. The Trustee shall be responsible only for contributions actually received by it hereunder. Subject to the provisions of Section 5.1.1, the amount of each contribution by the Company to the Trust Fund shall be determined in the sole discretion of the Company.

3.1.2 The assets of the Trust Fund shall be invested by the Trustee at the direction of or in accordance with the investment guidelines provided from time to time by the Compensation Committee of the Board of Directors of BB&T Corporation (the “Compensation Committee”). If no such directions or guidelines are received by the Trustee, the assets of the Trust Fund shall be invested in short and intermediate term obligations of the United States government or its agencies, savings certificates and certificates of deposit issued by federally-insured financial institutions, cash equivalent deposits or accounts, life insurance policies and guaranteed investment contracts issued by quality insurance companies, mutual funds, and common or collective trust funds which reflect investments of the nature described in this Section 3.1.2.

3.1.3 Notwithstanding any other provision of this Trust, the Compensation Committee shall have the right and power at any time and from time to time to contribute shares of BB&T Corporation’s $5 par value common stock registered pursuant to the Securities Act of 1933 (“Company Stock”) to the Trust Fund and to direct the Trustee to acquire Company Stock. (The term “Company Stock” shall also include shares of a common fund, the purpose of which is to invest primarily in Company Stock.) The Trustee shall hold such Company Stock as part of the Trust Fund and shall not sell, transfer or encumber such Company Stock except as the Compensation Committee may

6

direct; provided, however, if the Company fails to contribute liquid Qualified Assets as provided pursuant to Section 5.1.4, the Trustee may sell or encumber Company Stock to the extent necessary to obtain cash to make distributions to Participants or to pay administrative expenses. Whenever directed to acquire Company Stock, the Trustee may acquire Company Stock from the Company or from any other source, and such Company Stock so purchased may be outstanding, newly issued, or treasury shares.

3.2 Powers of Trustee: Except as otherwise provided in this Trust Agreement, including Section 3.1, the Trustee shall have the following additional powers and authority with respect to all property constituting a part of the Trust Fund:

3.2.1 To receive all interest, issues, dividends, Income, profits and properties of every nature due the Trust;

3.2.2 To retain the properties now or hereafter received by the Trust, or to dispose of them as and when deemed advisable by public or private sale or exchange or otherwise, for cash or upon credit, or partly upon cash and partly upon credit, and upon such terms and conditions as shall be deemed proper;

3.2.3 To participate in any plan of liquidation, reorganization, consolidation, merger, or other financial adjustment of any corporation or business in which the Trust is or shall be financially interested, and to exchange any property held in the Trust for property issued under any such plan;

3.2.4 To invest or reinvest principal and income of the Trust Fund, without distinction, in (i) common or preferred stocks, (ii) Company Stock, (iii) bonds, notes or other securities (including commercial paper and other short-term obligations), (iv) cash equivalent deposits or accounts (including such deposits or accounts issued by the Trustee), (v) mutual funds, or any combination of (i) through (v) as shall from time to time be determined by the Trustee, or to hold any part of such principal and income in cash as may from time to time be determined by the Trustee;

3.2.5 To hold any investment belonging to the trust in bearer form, or to register and hold the same in the name of the Trustee or in the name of the Trustee’s duly authorized nominee;

3.2.6 To borrow for the benefit of the Trust for such periods of time and upon such terms and conditions as may be deemed proper any sum or sums of money, and to secure such loans by pledge of any property belonging to the Trust, without personal liability therefor,

3.2.7 To compromise, arbitrate or otherwise adjust or settle claims in favor of or against the Trust;

7

3.2.8 To execute such contracts, bills of sale, notes, proxies and other instruments in writing as shall be deemed requisite or desirable in the proper administration of the Trust;

3.2.9 To make distributions from the Trust to Participants under the Plans as provided in this Trust Agreement;

3.2.10 To exercise the right to vote any securities held in the Trust, including Company Stock, or to grant proxies to vote such securities;

3.2.11 Notwithstanding any other provision of this Trust, to cause any part or all of the money or other property of this Trust to be commingled with the money or other property of trusts created by others by causing such assets to be invested as part of anyone or more common or collective trust funds established and maintained by the Trustee; and

3.2.12 To do all acts and to exercise any and all powers, although not specifically set forth in this Trust Agreement, as the Trustee may deem are for and in the best interest of the Trust.

3.3 Prudent Person Rule: In acquiring, investing, reinvesting, exchanging, retaining, selling and managing property pursuant to this Trust Agreement, the Trustee shall observe the standard of judgment and care under the circumstances then prevailing, which an ordinarily prudent person of discretion and intelligence who is a fiduciary of the property of others would observe as such fiduciary; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company, Compensation Committee or the Committee which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing or by such other method acceptable to the Trustee.

3.4 Restrictions on Powers: Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or by applicable law, the Trustee shall not have any powers that could give this Trust the objective of carrying on a business, and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

8

Section 4. Trust Obligation To Pay Benefits Under the Plans; Accounts:

4.1 Obligation of Trustee: The Trustee shall pay benefits to Participants under the Plans pursuant to Section 6.6.

4.2 Participant Accounts: For administrative convenience, the Trustee shall establish and maintain a Participant Account for each Participant, which Account represents the aggregate of the separate accounts established and maintained for such Participant pursuant to this Section 4.2. The Trustee may establish and maintain in behalf of each Participant one or more of the following seven separate accounts with respect to his Participant Account: (1) Salary Reduction Account; (2) Matching Account; (3) Discretionary Account; (4) Incentive Compensation Account; (5) Prior Plan Account; (6) Profit Sharing Account; and (7) Deferred Compensation Account. The Trustee shall also establish and maintain with respect to each separate account maintained one or more of the following sub-accounts: (A) Fixed Rate Account; (B) Investment Fund Account; and (C) Company Stock Account.

4.3 Unallocated Account: The Trustee shall establish an Unallocated Account to hold any contribution made in excess of the Plan Benefits of all Participants under the Plans and any excess of the balance in a Participant Account over the Plan Benefits of the Participant. The Trustee shall also establish and maintain with respect to the Unallocated Account one or more of the following three sub-accounts: (1) Fixed Rate Account; (2) Investment Fund Account; and (3) Company Stock Account.

4.4 Expense Account: The Trustee shall establish an Expense Account as provided in Section 5.3.

9

Section 5. Contributions:

5.1 Contributions:

5.1.1 The Company may deliver to the Trustee such Qualified Assets as the Company shall from time to time determine. Notwithstanding any other provision of this Trust Agreement to the contrary, upon a Change of Control (as defined in Section 5.1.6), the Company shall, as soon as possible, but in no event later than 15 days following the Change of Control, deliver to the Trustee Qualified Assets in an amount sufficient to cause the total value of Trust Fund assets, excluding the balance in the Expense Account, to equal the Plan Benefits of all Participants under the Plans as of the date of the Change of Control. Thereafter, and notwithstanding any other provision of this Trust Agreement to the contrary, the Company shall deliver to the Trustee Qualified Assets in an amount sufficient to cause the total value of Trust Fund assets, excluding the balance in the Expense Account, to at all times equal the Plan Benefits of all Participants under the Plans. Contributions shall be made to the Trust Fund only to the extent that such contributions are not otherwise prohibited under Section 409A(b) of the Code.

5.1.2 Notwithstanding the foregoing, the Trustee shall not be liable for any failure by the Company to provide contributions sufficient to pay all benefits under the Plans in full or to cause transfers of Qualified Assets to the Trust to be made.

5.1.3 The term “Qualified Assets” shall refer to: (i) common or preferred stocks with a recognized market; (ii) Company Stock; (iii) bonds, notes or other securities with a recognized market (including commercial paper and other short-term obligations); (iv) mutual fund shares; (v) cash, or cash equivalent deposits or accounts; and (vi) such other assets the Trustee, in its sole discretion, agrees to accept.

5.1.4 At any time the Trustee determines it is necessary either to sell or encumber Company Stock in order to generate cash to pay current or future benefits under the Plans, the Trustee shall notify the Company in writing stating its intention so to sell or encumber and the amount thereof. Thereupon, the Company may in its discretion contribute additional Qualified Assets to the Trust in the amount stated in the Trustee’s written notification. If the Company makes such contribution within thirty days, the Trustee shall refrain from such sale or encumbrance until such subsequent time, if any, that the Trustee again determines it is necessary either to sell or encumber Company Stock, whereupon the Trustee shall again give written notification of intention to sell or encumber and the procedures herein shall reapply.

5.1.5 For purposes of this Trust Agreement, “Plan Benefits” with respect to each Participant shall mean the present value of the sum of the benefits payable under the respective Plans with respect to the Participant, which benefits shall be estimated under the terms of the respective Plans if not then determinable. The amounts of Plan Benefits shall be communicated by the Committee to the Trustee; provided, that if the Committee shall not communicate such amounts to the Trustee in a timely manner, or if the Trustee in its discretion decides that it must make determinations of such amounts in order to fulfill its duties under this Trust Agreement, such determinations shall be made by the

10

Trustee. The expense of retaining any actuaries, counsel, and other experts deemed necessary by the Trustee to make such determinations shall be a Trust expense within the meaning of Section 7.2.

5.1.6 For purposes of this Trust Agreement, “Change of Control” means the earliest of the following dates:

(1)               the date any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) together with its or their affiliates, excluding employee benefit plans of the Company or Branch Banking and Trust Company (“BB&T”), is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of securities of the Company or BB&T representing twenty percent (20%) or more of the combined voting power of the Company’s or BB&T’ s then outstanding securities (excluding the acquisition of securities of BB&T by an entity at least eighty percent (80%) of the outstanding voting securities of which are, directly or indirectly, beneficially owned by the Company); or

(2)               the date, when as a result of a tender offer or exchange offer for the purchase of securities of the Company (other than such an offer by the Company for its own securities), or as a result of a proxy contest, merger, share exchange, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any two-year period during the duration of this Trust Agreement constitute the Company’s Board of Directors, plus new directors whose election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such two-year period (“Continuing Directors”‘), cease for any reason during such two-year period to constitute at least two-thirds (2/3) of the members of such Board of Directors; or

(3)               the date the shareholders of the Company approve a merger, share exchange or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger, share exchange or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving or acquiring entity) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

(4)               the date the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

11

(5)               the date of any event which the Company’s Board of Directors determines should constitute a Change of Control.

5.2 Allocation of Contributions: Contributions made by the Company to the Trust Fund shall be allocated by the Trustee to the Participant Accounts established pursuant to Section 4.2 in the manner directed by the Committee. Notwithstanding any Committee directions to the contrary, no allocation shall be made to a Participant Account if the balance in such Participant Account equals or exceeds the Plan Benefits of the Participant. Any contribution in excess of the Plan Benefits of all Participants shall be allocated to the Unallocated Account.

5.3 Expense Account: In addition to contributions made to the Trust pursuant to the preceding Sections of this Section 5, the Company shall deliver to the Trustee such other amounts as the Company deems necessary or appropriate to provide for payment of expenses of the Trust. Such amounts shall be held by the Trustee in a special expense account (the “Expense Account”). Except as provided in Section 2 and Section 11, amounts in the Expense Account shall be applied solely toward the payment of Trust expenses.

Section 6. Adjustment of Accounts; Payments by the Trustee:

6.1 Adjustment of Fixed Rate Accounts: As of the close of business of the Trustee on each day securities are traded on the New York Stock Exchange, except regularly scheduled holidays of the Trustee (“Adjustment Date”), each Fixed Rate Account with respect to each separate account of the Participant shall be adjusted as follows:

6.1.1 Salary Reduction Fixed Rate Account: The Fixed Rate Account (which account functions as a sub-account of the Salary Reduction Account) of each Participant shall be adjusted in this order:

(1)               There shall be debited (i) the total amount of any payments made from such account to the Participant since the next preceding Adjustment Date, (ii)

12

the total amount applied since the next preceding Adjustment Date to purchase mutual fund shares for the Investment Fund Accounts of the Participant (which accounts function as sub-accounts of the Salary Reduction Account), (iii) the total amount of any payments made from such account for the benefit of the Company’s general creditors (other than payments to Participants under the terms of the Trust) since the next preceding Adjustment Date, and (iv) the total amount of any payments made from such account for Trust Fund expenses not paid from the Expense Account.

(2)               There shall be credited the total amount of any contributions made to such account with respect to the Participant since the last preceding Adjustment Date as provided in Section 5.2.

(3)               There shall be credited (i) any cash dividends payable with respect to Company Stock then allocated to the Company Stock Account of the Participant which are to be credited to his Fixed Rate Account, (ii) cash proceeds from the sale of any Company Stock then allocated to the Company Stock Account of the Participant which are to be credited to his Fixed Rate Account, and (iii) cash proceeds from the sale of any mutual fund shares then allocated to an Investment Fund Account of the Participant which are to be credited to his Fixed Rate Account.

(4)               There shall be credited an amount equal to the account’s allocable share of the income and gains of the Trust Fund (excluding the portion of the Trust Fund invested in Company Stock and mutual funds) as provided in Section 6.5.

(5)               There shall be debited the amount of the balance in such account in excess of the Plan Benefits attributable to such account as of such Adjustment Date.

6.1.2 Matching Fixed Rate Account: The Fixed Rate Account (which account functions as a sub-account of the Matching Account) of each Participant shall be adjusted in this order:

(1)               There shall be debited (i) the total amount of any payments made from such account to the Participant since the next preceding Adjustment Date, (ii) the total amount applied since the next preceding Adjustment Date to the purchase of mutual fund shares for the Investment Fund Accounts of the Participant (which accounts function as subaccounts of the Matching Account), (iii) the total amount of any payments made from such account for the benefit of the Company’s general creditors (other than payments to Participants under the terms of the Trust) since the next preceding Adjustment Date, and (iv) the total amount of any payments made from such account for Trust Fund expenses not paid from the Expense Account.

13

(2)               There shall be credited the total amount of any contributions made to such account with respect to the Participant since the last preceding Adjustment Date as provided in Section 5.2.

(3)               There shall be credited (i) any cash dividends payable with respect to Company Stock then allocated to the Company Stock Account of the Participant which are to be credited to his Fixed Rate Account, (ii) cash proceeds from the sale of any Company Stock then allocated to the Company Stock Account of the Participant which are to be credited to his Fixed Rate Account, and (iii) cash proceeds from the sale of any mutual fund shares then allocated to an Investment Fund Account of the Participant which are to be credited to his Fixed Rate Account.

(4)               There shall be credited an amount equal to the account’s allocable share of the income and gains of the Trust Fund (excluding the portion of the Trust Fund invested in Company Stock and mutual funds) as provided in Section 6.5.

(5)               There shall be debited the amount of the balance in such account in excess of the Plan Benefits attributable to such account as of such Adjustment Date.

6.1.3 Incentive Compensation Fixed Rate Account: The Fixed Rate Account (which account functions as a sub-account of the Incentive Compensation Account) of each Participant shall be adjusted in this order:

(1)               There shall be debited (i) the total amount of any payments made from such account to the Participant since the next preceding Adjustment Date, (ii) the total amount applied since the next preceding Adjustment Date to the purchase of mutual fund shares for the Investment Fund Accounts of the Participant (which accounts function as subaccounts of the Incentive Compensation Account), (iii) the total amount of any payments made from such account for the benefit of the Company’s general creditors (other than payments to Participants under the terms of the Trust) since the next preceding Adjustment Date, and (iv) the total amount of any payments made from such account for Trust Fund expenses not paid from the Expense Account.

(2)               There shall be credited the total amount of any contributions made to such account with respect to the Participant since the last preceding Adjustment Date as provided in Section 5.2.

(3)               There shall be credited cash proceeds from the sale of any mutual fund shares then allocated to an Investment Fund Account of the Participant which are to be credited to his Fixed Rate Account.

(4)               There shall be credited an amount equal to the account’s allocable share of the income and gains of the Trust Fund (excluding the portion of the

14

Trust Fund invested in Company Stock and mutual funds) as provided in Section 6.5.

(5)               There shall be debited the amount of the balance in such account in excess of the Plan Benefits attributable to such account as of such Adjustment Date.

6.1.4 Prior Plan Fixed Rate Account: The Fixed Rate Account (which account functions as a sub-account of the Prior Plan Account) of each Participant shall be adjusted in this order:

(1)               There shall be debited (i) the total amount of any payments made from such account to the Participant since the next preceding Adjustment Date, (ii) the total amount applied since the next preceding Adjustment Date to the purchase of mutual fund shares for the Investment Fund Accounts of the Participant (which accounts function as subaccounts of the Prior Plan Account), (iii) the total amount of any payments made from such account for the benefit of the Company’s general creditors (other than payments to Participants under the terms of the Trust) since the next preceding Adjustment Date, and (iv) the total amount of any payments made from such account for Trust Fund expenses not paid from the Expense Account.

(2)               There shall be credited the total amount of any contributions made to such account with respect to the Participant since the last preceding Adjustment Date as provided in Section 5.2.

(3)               There shall be credited cash proceeds from the sale of any mutual fund shares then allocated to an Investment Fund Account of the Participant which are to be credited to his Fixed Rate Account.

(4)               There shall be credited an amount equal to the allocable share of the income and gains of the Trust Fund (excluding the portion of the Trust Fund invested in Company Stock and mutual funds) as provided in Section 6.5.

(5)               There shall be debited the amount of the balance in such account in excess of the Plan Benefits attributable to such account as of such Adjustment Date.

6.1.5 Deferred Compensation Fixed Rate Account: The Fixed Rate Account (which account functions as a sub-account of the Deferred Compensation Account) of each Participant shall be adjusted in this order:

(1)               There shall be debited (i) the total amount of any payments made from such account to the Participant since the next preceding , Adjustment Date, (ii) the total amount applied since the next preceding Adjustment Date to purchase mutual fund shares for the Investment Fund Accounts of the Participant (which accounts function as sub-accounts of the Deferred Compensation Account), (iii) the total amount of any payments made from such account for the benefit of the

15

Company’s general creditors (other than payments to Participants under the terms of the Trust) since the next preceding Adjustment Date, and (iv) the total amount of any payments made from such account for Trust Fund expenses not paid from the Expense Account.

(2)               There shall be credited the total amount of any contributions made to such account with respect to the Participant since the last preceding Adjustment Date as provided in Section 5.2.

(3)               There shall be credited cash proceeds from the sale of any mutual fund shares then allocated to an Investment Fund Account of the Participant which are to be credited to his Fixed Rate Account.

(4)               There shall be credited an amount equal to the account’s allocable share of the income and gains of the Trust Fund (excluding the portion of the Trust Fund invested in Company Stock and mutual funds) as provided in Section 6.5.

(5)               There shall be debited the amount of the balance in such account in excess of the Plan Benefits attributable to such account as of such Adjustment Date.

6.1.6 Discretionary Fixed Rate Account: The Fixed Rate Account (which account functions as a sub-account of the Discretionary Account) of each Participant shall be adjusted in this order:

(1)               There shall be debited (i) the total amount of any payments made from such account since the next preceding Adjustment Date, (ii) the total amount applied since the next preceding Adjustment Date to purchase mutual fund shares for the Investment Fund Accounts of the Participant (which accounts function as sub-accounts of the Discretionary Account), (iii) the total amount of any payments made from such account for the benefit of the Company’s general creditors (other than payments to Participants under the terms of the Trust) since the next preceding Adjustment Date, and (iv) the total amount of any payments made from such account for Trust Fund expenses not paid from the Expense Account.

(2)               There shall be credited the total amount of any contributions made to such account with respect to the Participant since the last preceding Adjustment Date as provided in Section 5.2.

(3)               There shall be credited cash proceeds from the sale of any mutual fund shares then allocated to an Investment Fund Account of the Participant which are to be credited to his Fixed Rate Account.

(4)               There shall be credited an amount equal to the account’s allocable share of the income and gains of the Trust Fund (excluding the portion of the

16

Trust Fund invested in Company Stock and mutual funds) as provided in Section 6.5.

(5)               There shall be debited the amount of the balance in such account in excess of the Plan Benefits attributable to such account as of such Adjustment Date.

6.1.7 Profit Sharing Fixed Rate Account: The Fixed Rate Account (which account functions as a sub-account of the Profit Sharing Account) of each Participant shall be adjusted in this order:

(1)               There shall be debited (i) the total amount of any payments made from such account since the next preceding Adjustment Date, (ii) the total amount applied since the next preceding Adjustment Date to purchase mutual fund shares for the Investment Fund Accounts of the Participant (which accounts function as sub-accounts of the Profit Sharing Account), (iii) the total amount of any payments made from such account for the benefit of the Company’s general creditors (other than payments to Participants under the terms of the Trust) since the next preceding Adjustment Date, and (iv) the total amount of any payments made from such account for Trust Fund expenses not paid from the Expense Account.

(2)               There shall be credited the total amount of any contributions made to such account with respect to the Participant since the last preceding Adjustment Date as provided in Section 5.2.

(3)               There shall be credited cash proceeds from the sale of any mutual fund shares then allocated to an Investment Fund Account of the Participant which are to be credited to his Fixed Rate Account.

(4)               There shall be credited an amount equal to the account’s allocable share of the income and gains of the Trust Fund (excluding the portion of the Trust Fund invested in Company Stock and mutual funds) as provided in Section 6.5.

(5)               There shall be debited the amount of the balance in such account in excess of the Plan Benefits attributable to such account as of such Adjustment Date.

6.2 Adjustment of Company Stock Accounts: As of the close of business of the Trustee on each Adjustment Date, each Company Stock Account, if any, with respect to each separate account of the Participant shall be adjusted in the following order:

6.2.1 There shall be debited any Company Stock distributed or sold from the Company Stock Account since the next preceding Adjustment Date, including any

17

distributions or sales for the benefit of the Company’s general creditors (other than payments to Participants under the terms of the Trust).

6.2.2 There shall be credited any additional shares of Company Stock issued in connection with a stock split or similar transaction since the next preceding Adjustment Date with respect to Company Stock allocated to the Participant’s Company Stock Account.

6.2.3 There shall be debited any Company Stock with a value in excess of the Plan Benefits attributable to the Company Stock Account as of such Adjustment Date.

6.3 Adjustment of Investment Fund Accounts: As of the close of business of the Trustee on each Adjustment Date, each Investment Fund Account with respect to each separate account of the Participant shall be adjusted in the following order:

6.3.1 There shall be debited any mutual fund shares sold from the Investment Fund Account since the next preceding Adjustment Date, including any sales for the benefit of the Company’s general creditors (other than payments to Participants under the terms of the Trust).

6.3.2 There shall be credited (i) any mutual fund shares purchased with amounts from the Participant Account of the Participant, and (ii) any additional mutual fund shares purchased as a result of any dividends, capital gains or other income distributions payable since the next preceding Adjustment Date with respect to mutual fund shares allocated to the Participant’s Investment Fund Account.

6.3.3 There shall be debited any mutual fund shares with a value in excess of the Plan Benefits attributable to the Investment Fund Account as of such Adjustment Date.

6.4 Adjustment of Unallocated Account: As of the close of business of the Trustee on each Adjustment Date, the Unallocated Account shall be adjusted in the following order:

6.4.1 Unallocated Fixed Rate Account: The Fixed Rate Account with respect to the Unallocated Account shall be adjusted in this order:

(1)               There shall be debited the total amount of any payments from such account since the next preceding Adjustment Date, including any payments for the benefit of the Company’s general creditors (other than payments to Participants under the terms of the Trust).

(2)               There shall be credited (i) cash dividends payable with respect to Company Stock then allocated to the Company Stock Account which functions as

18

a sub-account of the Unallocated Account and (ii) cash proceeds from the sale of Company Stock then allocated to such Company Stock Account.

(3)               There shall be credited an amount equal to the account’s allocable share of the income and gains of the Trust Fund (excluding the portion of the Trust Fund invested in Company Stock and mutual funds) as provided in Section 6.5.

(4)               There shall be credited (i) any excess cash Company contributions as provided in Section 5.2, and (ii) any excess account balance that is charged against the Fixed Rate Accounts of the Participants pursuant to the provisions of this Section 6 as of such Adjustment Date.

6.4.2 Unallocated Company Stock Account: The Company Stock Account with respect to the Unallocated Account shall be adjusted in this order:

(1)               There shall be debited any Company Stock distributed or sold from the Company Stock Account since the next preceding Adjustment Date, including any distributions or sales for the benefit of the Company’s general creditors (other than payments to Participants under the terms of the Trust).

(2)               There shall be credited any additional shares of Company Stock issued in connection with a stock split or similar transaction since the next preceding Adjustment Date with respect to Company Stock allocated to the Unallocated Account.

(3)               There shall be credited any excess account balance that is charged against the Company Stock Accounts of the Participants pursuant. to the provisions of this Section 6 as of such Adjustment Date.

6.4.3 Unallocated Investment Fund Account: Each Investment Fund Account with respect to the Unallocated Account shall be adjusted in this order:

(1)               There shall be debited any mutual fund shares sold from the Investment Fund Account since the next preceding Adjustment Date, including any sales for the benefit of the Company’s general creditors (other than payments to Participants under the terms of the Trust).

(2)               There shall be credited any additional mutual fund shares purchased as a result of any dividends, capital gains or other income distributions payable since the next preceding Adjustment Date with respect to mutual fund shares allocated to the Unallocated Account.

(3)               There shall be credited any excess account balance that is charged against the Investment Fund Accounts of the Participants pursuant to the provisions of this Section 6 as of such Adjustment Date.

19

6.5 Trust Income, Gains and Losses: Income and gains and losses (whether or not actually realized) of the Trust Fund (excluding the portion of the Trust Fund invested in Company Stock), shall be allocated to or charged against the Participant Accounts and the Unallocated Account as of each Adjustment Date in accordance with rules and regulations adopted by the Committee from time to time and approved by the Trustee. Expenses, if not paid pursuant to Section 7.2, shall be charged first to the Unallocated Account and, if any expenses remain, to the Participant Accounts in accordance with rules and regulations adopted by the Committee from time to time and approved by the Trustee.

6.6 Payment of Benefits:

6.6.1 Benefits shall be paid from the Trust Fund by the Trustee as directed by the Committee. A direction by the Committee to make a payment of benefits from the Trust Fund shall be made in writing and shall specify the amount and method of the payment or the number of shares of Company Stock to be distributed, the date such payment is to be made or commence, the person to whom the payment is to be made and the address to which the payment is to be sent. The Trustee’s obligation to pay benefits to any Participant shall be limited to payment of amounts properly credited to such Participant’s Participant Account.

6.6.2 The Trustee shall make payments to the persons entitled thereto under the Plans in such number of shares of Company Stock and amounts of cash as the Committee shall direct in accordance with Section 6.6.1. Where payment is directed in Company Stock, the Trustee shall cause the Company, or its transfer agent, to issue to the person entitled thereto an appropriate stock certificate. Payments to be made in cash shall be paid by the Trustee by its check payable to the order of the person entitled thereto.

6.6.3 Notwithstanding any other provision of the Trust, if any amount held in the Trust Fund is includible in gross income of a Participant under Code section 409A, the Trustee shall as soon as practicable pay such amount to such Participant and charge his Participant Account accordingly. If an amount is determined to be includible in a Participant's gross income under Code section 409A or otherwise, the Company shall pay to the Participant the amount of interest and penalties, if any, paid by the Participant to the taxing authority plus the amount of estimated income tax (determined on the assumption that the Participant is taxed at the highest applicable marginal rate) to the Participant resulting from such income inclusion and from the payment of such estimated tax. Any such payment by the Company described above shall be made to the Participant on or before the last day of the year following the year in which Participant pays the taxing authority.

20

6.6.4 Notwithstanding any other provision of this Trust Agreement to the contrary, subsequent to a Change of Control, a Participant, upon becoming entitled to receive payment of his Plan Benefits under the terms of the applicable Plan, may apply in writing directly to the Trustee for payment of Plan Benefits. Such application shall advise the Trustee of the circumstances which entitle the Participant to such Plan Benefits, and the Participant shall include with such application copies of any election forms previously filed under the terms of the applicable Plan. The Trustee shall make its own independent determination as to the Participant’s entitlement to Plan Benefits and if it determines that Plan Benefits are due and payable to the Participant under the terms of the applicable Plan, the Trustee shall pay such Plan Benefits to the Participant without any direction or other authorization by the Committee. In making such determination, the Trustee shall make such inquiries and take such measures as it deems necessary to determine whether Plan Benefits are due and payable under the terms of the applicable Plan and to verify the other information set forth in the written application for Plan Benefits, including, but not limited to, the obtaining of affidavits and the review of Company records. The Trustee may also engage its own counsel and other experts to assist it in making its determination. The expense of retaining any such counsel or other experts shall be a Trust expense within the meaning of Section 7.2. The Trustee shall determine whether Plan Benefits are due and payable under the terms of the applicable Plan as promptly as possible following receipt of the Participant’s written application for Plan Benefits. In no event shall the provisions of this Section 6.6.4 be interpreted to authorize the payment of Plan Benefits to a Participant prior to the time that the Participant is entitled to receive such Plan Benefits under the terms of the applicable Plan.

6.7 Company Obligation: Notwithstanding any other provision of the Trust, the Company shall remain obligated to pay the benefits under the Plans. Nothing in the Trust shall relieve the Company of its liabilities to pay benefits except to the extent such benefits are paid to a Participant from the Trust Fund.

6.8 Transfer of Overfunded Assets to the Company:

6.8.1 Subject to Section 6.8.2, at any time that the Committee can demonstrate to the satisfaction of the Trustee that the total value of Trust Fund assets, excluding the balance in the Expense Account, exceeds the Plan Benefits of all Participants under the Plans, the Trustee shall distribute to the Company the lesser of (i) the amount of such excess, or (ii) the total value of Trust Fund assets less the balance of the Expense Account. The selection of Trust Fund assets to distribute to the Company shall be made by the Trustee in the exercise of its sole judgment, except that the Trustee shall not distribute Company Stock. A distribution to the Company pursuant to this Section 6.8.1 shall be charged to the Unallocated Account.

6.8.2 Notwithstanding the provisions contained in this Section 6.8, the Trustee shall be prohibited from transferring Trust Fund assets to the Company in the manner described therein if the Company is then Bankrupt or Insolvent.

21

6.9 Valuation of Accounts: The Trustee shall hold the Participant Accounts as a single fund. The Trust Fund shall be revalued by the Trustee as of each Adjustment Date at current market values as determined by the Trustee. Net investment gains and losses shall be allocated by the Trustee among the Participant Accounts and the Unallocated Account in accordance with Section 6.5.

6.10 Withholding Taxes; Employment Taxes: Any amounts required to be paid under this Section 6 in cash shall be reduced by the amount of any income taxes and employment taxes required by law to be withheld, and the Trustee shall inform the Company of all amounts so withheld. The Trustee may either pay such taxes required to be withheld to the Company, whereupon the Company shall have full responsibility for payment of all withholding taxes to the appropriate tax authorities, or pay such taxes directly for the benefit of the Company. Whenever any amounts required to be paid under this Section 6 will be paid in Company Stock, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all income taxes and employment taxes required to be withheld as a condition to the registration of the transfer of such Company Stock on the books of the Company. In any event, the Company shall timely furnish each Participant with the appropriate tax information form evidencing such payment and the amount thereof. The Company’s share of any employment taxes attributable to benefits paid by the Trustee shall be the sole obligation of and paid by the Company.

Section 7. Taxes, Expenses and Compensation:

7.1 Taxes: The Company shall from time to time pay taxes of any and all kinds whatsoever which at any time are levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction

22

pertaining thereto. The Trustee shall, at Company expense, contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel, but only if it has received an indemnity bond or other security satisfactory to the Trustee to pay any expenses of such contest. Alternatively, the Company may contest the validity of any such taxes.

7.2 Expenses and Compensation: The Trustee shall be paid compensation in accordance with· the Trustee’s regular schedule of fees for trust services and applicable investment management services, as in effect from time to time, unless the Company and Trustee otherwise agree. To the extent there is a balance in the Expense Account established pursuant to Section 5.3, the Trustee shall utilize such Expense Account for payment of the Trustee’s fees and Trust expenses. In the absence of such a balance, the Company shall pay all Trust expenses, including fees of the Trustee. Upon failure of the Company to pay such expenses, the Trustee may satisfy such obligations out of the assets of the Trust Fund and charge the Unallocated Account and Participant Accounts as provided in Section 6.5. In that event, the Company shall deposit into the Trust Fund a sum equal to the amount paid from the Trust Fund (other than the amount charged to the Unallocated Account) for such fees and expenses, and the Participant Accounts so charged shall be credited.

Section 8. Administration and Records:

8.1 Records: The Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements and other transactions hereunder. All accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company.

8.2 Settlement of Accounts: Within sixty days after the close of each Fiscal Year, and within sixty days after the removal or resignation of the Trustee or the termination of

23

the Trust, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by it during the preceding Fiscal Year, or during such period from the close of the prior Fiscal Year to the date of such removal, resignation or termination, including a description of all investments and securities purchased and sold, with the cost or net proceeds of such purchases or sales, and showing all cash, securities and other property held at the end of such Fiscal Year or other period. If within ninety days after the filing of such account the Company has not filed with the Trustee notice or any objection to any act or transaction of the Trustee, the initial account shall become final. If any objection has been filed, and if the Company is satisfied that the objection should be withdrawn, the Company shall in writing filed with the Trustee signify its approval of the account, and it shall become final. If the account is adjusted following an objection thereto, the Trustee shall file with the Company the adjusted account, and if within thirty days after such filing of an adjusted account the Company has not filed with the Trustee notice of any objection to the transactions as so adjusted, the adjusted account shall become final. Unless an account is fraudulent when it becomes final, the Trustee shall, to the maximum extent permitted by applicable law, be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account.

8.3 Audit: The Trustee shall from time to time permit an independent certified public accountant selected by the Company to have access during ordinary business hours to such records as may be necessary to audit the Trustee’s accounts.

8.4 Judicial Settlement: Nothing contained in the Trust shall be construed as depriving the Trustee or the Company of the right to have a judicial settlement of the Trustee’s account.

24

8.5 Delivery of Records to Successor: In the event of removal or resignation of the Trustee, the Trustee shall deliver to the successor trustee all records which shall be required by the successor trustee to enable it to carry out the provisions of the Trust.

8.6 Tax Filings: In addition to any returns required of the Trustee by law, the Trustee shall prepare and file such tax reports and other returns as the Company and the Trustee may from time to time agree.

Section 9. Removal or Resignation of the Trustee and Designation of Successor Trustee:

9.1 Removal: The Company may remove the Trustee with or without cause upon at least ninety days’ notice in writing to the Trustee. Removal of the Trustee shall not be effective until the Company has appointed, in writing, a successor trustee, and such successor has accepted the appointment in writing.

9.2 Resignation: Should the Trustee cease to exist or for any reason fail to act as Trustee, then the Company shall appoint a successor trustee. The Trustee may resign at any time upon at least ninety days’ written notice to the Company, whereupon the Company shall appoint a successor trustee.

9.3 Successor Trustee: Each successor trustee shall be a bank or a trust company. During the period that the successor trustee shall act as Trustee, such successor shall have the powers, duties and protections herein conferred upon the Trustee. The term “Trustee” wherever used herein, except where the context otherwise requires, shall be deemed to include any successor trustee. Upon designation of a successor trustee in accordance with this Section 9, and acceptance in writing by the successor trustee of its appointment, the resigned or removed Trustee shall promptly assign, transfer, deliver and pay over to the successor trustee, in

25

conformity with the requirements of applicable law, the funds and properties in its control or possession then constituting the Trust Fund.

Section 10. Enforcement of Trust Agreement and Legal Proceedings:

The Company and the Trustee shall have the right to enforce any provision of the Trust. In any action or proceeding affecting the Trust, the only necessary parties shall be the Company, the Trustee and the Participants and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall, to the maximum extent permitted by applicable law, be binding and conclusive on all persons having or claiming to have any interest in the Trust. Time is of the essence of the Trust. In case any provision of the Trust is enforced by the Trustee or by any Participant by legal process or through an attorney-at-law, or under advice therefrom, including but not limited to the collection of amounts due hereunder to either the Trustee or such Participant, or for the benefit of such Participant, then the Company shall pay all costs of such enforcement or collection, including reasonable attorneys’ fees.

Section 11. Termination:

This Trust shall continue until it terminates following the first to occur of (i) all payments required by Section 6 or other provisions of the Trust have been made, or (ii) the Trust Fund contains no assets and retains no claims to recover assets. If the Trust terminates pursuant to this Section 11, the Trustee, after its final account has been settled as provided in Section 8.2, shall distribute to the Company the net balance of any assets remaining in the Trust Fund. Upon making distribution of the Trust Fund, the Trustee shall be relieved from all further liability. The powers of the Trustee hereunder shall continue so long as any assets of the Trust Fund remain in its hands.

26

Section 12. Amendment:

12.1 Consent Required: Subject to Section 12.2, this Trust may be amended by a written instrument executed by the Trustee and the Company.

12.2 Other Limitations on Amendment: Amendment of the Trust shall be subject to the following limitations: (i) no amendment shall cause the Trust, the Plans or the assets of the Trust Fund to be governed by or subject to part 2, 3 or 4 of title I of ERISA; (ii) no amendment shall cause the assets of the Trust Fund to be taxable to Participants prior to distribution therefrom; (iii) no amendment shall make the Trust revocable; and (iv) no amendment shall adversely affect any benefits to Participants under the Plans accrued to the date of such amendment or the amount of assets of the Trust Fund allocable thereto.

12.3 Compliance with ERISA and the Code: Notwithstanding anything in this Section 12 to the contrary, the Trust and the Plans shall be amended from time to time (without the consent of any Participant) to maintain the Plans as unfunded plans maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of ERISA, the Code and any other applicable law, to maintain the Trust as a grantor trust, to ensure that contributions to the Trust by the Company will not constitute a taxable event and income and gains of the Trust Fund will not be taxable as income and gains to the Trust or Participants, and that benefits paid to Participants from the Trust Fund will be deductible by the Company in the year of payment.

Section 13. Indemnification of Trustee:

To the extent permitted by law, the Company shall indemnify and hold the Trustee harmless from and against any and all losses, damages, costs, expenses and liabilities (herein “Liabilities”), including reasonable attorneys’ fees and other costs of litigation, to which

27

the Trustee may become subject pursuant to, arising out of, occasioned by, incurred in connection with or in any way associated with the Trust, except for any act or omission constituting gross negligence or willful misconduct of the Trustee. If one or more Liabilities arise, or if the Company fails to indemnify the Trustee as provided herein, or both, then the Trustee may engage counsel of the Trustee’s choice at the Company’s expense to conduct the defense against such Liabilities.

Section 14. Employer-Parties:

The Board of Directors of BB&T Corporation has, and may in the future, in accordance with the terms of each Plan, authorize its affiliates to become employer-parties to each such Plan. The following special provisions shall apply to all employer-parties to the Plans:

14.1 References to Company: Subject to the provisions of this Section 14, and unless the context clearly provides otherwise, all references herein to the “Company” shall include all employer-parties to the Plans.

14.2 Insolvency: Should anyone employer-party to a Plan become Bankrupt or Insolvent, only that portion of the Trust Fund with a value equal to the Plan Benefits of the Participants employed by the Bankrupt or Insolvent employer-party shall be subject to the suspension of payment rules set forth in Section 2.2.

14.3 Liability for Contributions: The employer-parties shall be jointly and severally liable with respect to the contribution obligations set forth in Section 5. With respect to and at the time of each contribution to the Trust Fund, the Committee shall deliver to the Trustee a written certificate stating the amount or portion attributable to each employer-party. On the basis of such certificate, the Trustee shall keep records of the amount contributed to the Trust Fund by each employer-party.

28

14.4 Allocation of Reversion: If any Trust Fund assets are to be distributed to the Company pursuant to Section 6.8 or upon termination of the Trust, the amount to be distributed shall be allocated among the employer-parties to the Plans in the proportion that each employer-party’s cumulative contributions bear to the total cumulative contributions made to the Trust Fund.

Section 15. Miscellaneous:

15.1 Nonalienation: No amount payable to or in respect of any Participant at any time under the Trust shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind. Any attempt to alienate, anticipate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount shall be void, and the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of any Participant. Notwithstanding the foregoing, the Trust Fund shall at all times remain subject to the claims of creditors of the Company in the event the Company becomes Bankrupt or Insolvent.

15.2 Communications:

(a)                Communications to the Company shall be addressed to the Company at 200 West Second Street, Winston-Salem, North Carolina 27101, or to such other address as the Company may specify in writing.

(b)               Communications to the Trustee shall be addressed to the Trustee at 434 Fayetteville Street, Raleigh, North Carolina 27606, or to such other address as the Trustee may specify in writing.

(c)                No communication shall be binding on the Trustee until it is received by the Trustee, and no communication shall be binding on the Company until it is received by the Company.

15.3 Authority to Act: The Secretary of the Company shall from time to time certify to the Trustee the person or persons authorized to act for the Company, Compensation Committee and the Committee, and shall provide the Trustee with such information regarding

29

the Company, Compensation Committee and the Committee as the Trustee may reasonably request. The Trustee may continue to rely on any such certification until notified to the contrary.

15.4 Authenticity of Instruments: The Trustee shall be fully protected in acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by the proper person or persons. The Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

15.5 Binding Effect: The Trust shall be binding upon the Company and the Trustee and their respective successors and assigns.

15.6 Inquiry as to Authority: A third party dealing with the Trustee shall not be required to make inquiry as to the authority of the Trustee to take any action or be under any obligation to follow the proper application by the Trustee of the proceeds of sale of any property sold by the Trustee or to inquire into the validity or propriety of any act of the Trustee.

15.7 Responsibility for Company or Compensation Committee Action: The Trustee assumes no obligation or responsibility with respect to any action required by the Trust on the part of the Company, Compensation Committee or the Committee.

15.8 Grantor Trust: The Trust is intended to be a trust under which the grantor is treated as the owner for federal income tax purposes in accordance with the provisions of Sections 671 through 677 of the Code. If the Company or the Trustee deems it necessary or advisable to undertake or refrain from undertaking any actions (including, but not limited to, making or refraining from making any elections or filings) in order to ensure that the Company is at all times treated as the owner of the Trust for federal income tax purposes, the Company or the Trustee will undertake or refrain from undertaking (as the case may be) such actions. The

30

Trustee shall be fully protected in acting or refraining from acting in accordance with the provisions of this Section 15.8.

15.9 Titles Not to Control: Titles to the Articles and Sections of the Trust are included for convenience only and shall not control the meaning or interpretation of any provision of the Trust.

15.10 Severability: Any provision of this Trust prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.

15.11 Laws of North Carolina to Govern: The Trust shall be governed by and construed, enforced and administered in accordance with the laws of the State of North Carolina.

15.12 Reports: The Trustee shall not be required to file any annual or other returns or report§ to any court, or to give any bond or to secure any order or consent of any court to carry out any of the powers conferred on the Trustee or to make any other reports to any court.

15.13 Counterparts: The Trust may be executed in any number of counterparts, each of which shall be deemed to be the original although the others shall not be produced.

15.14 Sale of Assets: Notwithstanding any other provisions hereof, if the Company shall sell or otherwise transfer substantially all of its operating assets to another entity (the “Transferee”), the Company’s rights and obligations hereunder shall be assigned by the Company to the Transferee as a part of the same transaction. Following such assignment, and conditional on acceptance thereof by the Transferee, the Transferee shall be substituted for the Company hereunder. Except for such substitution, following such assignment this Trust Agreement shall continue in effect in accordance with its terms. If the Company shall not effect such assignment, with respect to all Participants, the Trustee shall, at the time of the closing of

31

the sale or other transfer distribute to each Participant in cash in a lump sum an amount equal to the sum of (i) the Plan Benefits of the Participant, plus (ii) the estimated income tax liability of the Participant resulting from distribution of the amount in (i) and in this (ii), taking into account all federal, state and local income taxes payable by the Participant as a result of the distribution and determined on the assumption that such Participant is taxed at the highest marginal income tax rate under each taxing jurisdiction. Such distribution shall be made in compliance with the requirements under Code section 409A, and guidance thereunder (including Treasury Regulation section 1.409A-3(j)(4)(ix)(B)). If such sum with respect to all Participants shall exceed the amount then in the Trust, the Trustee shall allocate the sum among all Participants in the proportion that the Plan Benefits of each bears to the Plan Benefits of all, and the Company shall pay to each Participant the sum of the above amounts with respect to the Participant less the amount paid to each by the Trustee. Such payment shall be made by the Company in cash in a lump sum at the time of the sale or other transfer.

15.15 Securities Laws: The Company and the Trustee shall take all necessary steps to comply with the applicable registration or other requirements of federal or state securities laws from which no exemption is available.

15.16 Third-Party Beneficiaries: The Company and the Trustee each hereby acknowledge and agree that the Participants in the Plans are intended to be third party beneficiaries of this Trust Agreement. As such, the Participants shall have the right to enforce the provisions of this Trust Agreement relating to their right to receive payment of their Plan Benefits from the Trust, including, without limitation, Section 6.6.4. Nothing in this Section 15.16 shall in any way be interpreted or construed to limit or restrict any rights the Participants

32

may have under North Carolina law as beneficiaries of the Trust, subject at all times to their status as general, unsecured creditors of the Company.

15.17 Compliance with Code Section 409A: This Trust Agreement is intended to comply with the requirements of Code section 409A and the guidance issued thereunder, to the extent it applies with respect to amounts held in the Trust. Notwithstanding any other provision herein, this Trust Agreement shall be interpreted, operated, and administered in a manner compliant with Code section 409A to the extent applicable.

33

IN WITNESS WHEREOF, the amended and restated Trust Agreement has been duly executed by the parties hereto as of the day and year first above written.

BB&T CORPORATION

By:
Senior Executive Vice President

BRANCH BANKING AND TRUST COMPANY
Trustee

By:
Vice President

34